IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (a Development Stage Company)

                                   EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE



                                                                                                    From
                                                                                                  Inception
                                                                 Years Ended June 30,           (December 10,
                                                            -----------------------------     1993) to June 30,
                                                                  1997             1996              1997
                                                            -------------       ---------   --------------------
                                                                                (restated)
     PRIMARY AND FULLY DILUTED

Net loss                                                    $  (7,646,119)    $  (6,933,310)    $    (15,732,816)

Less:
     Preferred stock dividends on the
      issuance of the convertible stock
      with discounted conversion price                            998,120         1,335,474            2,333,594

     Preferred stock dividends earned
      the preferred shareholders                                  184,675            47,845              232,520
                                                          ---------------    --------------     ----------------
Net loss applicable to common
   shareholders for primary loss
   per share                                               $   (8,828,914)    $  (8,316,629)    $    (18,298,930)
                                                          ===============    ==============     ================

 Weighted average number of common
    shares outstanding during the period                       24,222,966        21,354,155           20,082,632
                                                          ===============    ==============     ================

Net loss per common share                                 $          (.36)    $        (.39)    $           (.91)
                                                          ===============    ==============     ================


Notes -
     (A) No common stock equivalents have been added in the computation of net loss per share as their effect would be anit-dilutive.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
                          (a Development Stage Company)

                                   EXHIBIT 11

                  SCHEDULE OF COMPUTATION OF NET LOSS PER SHARE
                               SUPPORTING SCHEDULE



                                                                                                      From
                                                                                                   Inception
                                                                   Years Ended June 30,         (December 10,
                                                              --------------------------------  1993) to June 30,
                                                                   1997            1996                1997
                                                              --------------    --------------  -----------------
                                                                                (restated)
Weighted average number of common shares
  outstanding during the period before the
  conversion of the preferred stock                               23,321,836        21,318,171         19,829,233

Add - weighted average of common shares
  converted during the period                                        901,130            35,984            253,399
                                                              --------------     -------------     --------------

Total weighted average of common shares
  outstanding during the period                                   24,222,966        21,354,155         20,082,632
                                                              ==============     =============     ==============
